Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Unique Fabricating, Inc. of our report dated May 4, 2015 relating to the consolidated financial statements of Unique Fabricating, Inc. which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-200072) filed on June 29, 2015.

We also consent to the reference to us under the heading "Experts" in Amendment No. 4 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan

June 30, 2015